UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2008

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On October 23, 2008, the Human Resources and Compensation Committee (“the Committee”) of the J. C. Penney Company, Inc. (the “Company”) Board of Directors adopted the Company’s Executive Severance Arrangements Policy (the “Policy”). The Policy provides that the Company will not enter into a future severance agreement with a senior executive that provides for severance benefits in an amount exceeding 2.99 times the sum of the senior executive’s annual base salary as in effect immediately prior to the date of the senior executive’s termination of employment and target bonus for the fiscal year in which the termination of employment occurs unless such agreement receives approval of the stockholders of the Company. The Policy applies only to future severance agreements. Future severance agreements do not include existing severance agreements unless the severance agreement is materially modified.  The Board of Directors retains the right to amend the Policy and will promptly disclose any amendment.

The foregoing description of the Policy is a summary and is qualified in its entirety by reference to the full text of the Policy. A copy of the Policy is furnished herewith as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibit 99.1	J. C. Penney Company, Inc. Executive Severance Arrangements Policy adopted October 23, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC. By: /s/ Jeffrey J. Vawrinek Jeffrey J. Vawrinek Acting Secretary

Date: October 23, 2008

EXHIBIT INDEX

Exhibit Number 99.1	Description J. C. Penney Company, Inc. Executive Severance Arrangements Policy adopted October 23, 2008